                                                                     EXHIBIT 3.1


                              ARTICLES OF AMENDMENT
                                       OF
                               BSQUARE CORPORATION

      Pursuant to RCW 23B.10.060, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

      FIRST: The name of the corporation is BSQUARE Corporation (the "Corporation").

      SECOND:  The Articles of Incorporation are hereby amended by deleting
Article III in its entirety and replacing it with a new Article III as follows:

                                   ARTICLE III

                                    DIRECTORS

      The Board of Directors shall be set at seven. At the first election of directors after the Corporation is a Public Company, as defined below, the Board of Directors shall be divided into three (3) classes, as determined by the Board of Directors, with said classes to be as equal in number as may be possible, which classes shall be elected for the terms set forth below:

                  Class                         Term
                  -----                         ----
                  Class 1                       1 Year
                  Class 2                       2 Years
                  Class 3                       3 Years

Thereafter, each Director's term shall be three (3) years, and each Director shall serve for the term he or she was elected and thereafter until his or her successor is elected and qualified (or the number of directors is reduced), or until his or her death, resignation or removal from office. Directors need not be shareholders of the Corporation or residents of the State of Washington. Written ballots are not required in the election of Directors. For purposes of these Articles of Incorporation, the Corporation shall be a "Public Company" at such time and for so long as it has a class of equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or any successor statute (the "Exchange Act"), or is otherwise subject to the reporting requirements of Section 15(d) of the Exchange Act.

      Newly created directorships resulting from any increase in the number of Directors or any vacancies on the Board of Directors resulting from death, resignation, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or in which the vacancy occurred and thereafter until such Director's successor shall have been elected and qualified (or the number of directors is reduced). No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

THIRD: The Articles of Incorporation are hereby amended by adding new Articles XII and XIII to read as follows:

                                   ARTICLE XII

                              REMOVAL OF DIRECTORS

      Any Director or the entire Board of Directors may be removed with or without cause by the holders of not less than a majority of the shares then entitled to vote at an election of Directors; provided, however, beginning at such time and for so long as the Corporation is a Public Company (as defined in Article III), no Director may be removed without "Cause," as defined below. Such action may be taken at any regular or special meeting of the shareholders of the Corporation, or by unanimous written consent in lieu of a meeting, provided that notice of the proposed removal, which shall include a statement of the charges alleged against the Director(s) in the event of removal for Cause, shall have been duly given to the shareholders together with or as a part of the notice of the meeting.

      Where a question of the removal of a Director for Cause is to be presented for shareholder consideration while the Corporation is a Public Company, an opportunity must be provided to such Director to present his or her defense to the shareholders by a statement which must accompany or precede the notice of the meeting at which removal of such Director for Cause shall be considered. Under such circumstances the Director involved shall be served with notice of the meeting at which such action is proposed to be taken together with a statement of the specific charges and shall be given an opportunity to be present and to be heard at the meeting at which his or her removal is considered.

      For purposes of this Article XII, "Cause" for removal shall be limited to
(a) action by a Director involving willful malfeasance having a material adverse effect on the Corporation or (b) a Director being convicted of a felony; provided that any action by a Director shall not constitute "Cause" if, in good faith, such Director believed such action to be in or not opposed to the best interests of the Corporation, or if a Director shall be entitled, under applicable law or the Articles of Incorporation or Bylaws of the Corporation, to be indemnified with respect to such action.

                                  ARTICLE XIII

                      SPECIAL MEETINGS OF THE SHAREHOLDERS

      The Chairman of the Board of Directors, the President of the Corporation or the Board of Directors may call special meetings of the shareholders for any purpose. Further, a special meeting of the shareholders shall be held if the holders of not less than twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at such special meeting have dated, signed and delivered to the Secretary of the Corporation one or more written demands for such meeting, describing the purposes for which is to be held.

      FOURTH: The amendments do not provide for an exchange, reclassification or cancellation of issued shares.

      FIFTH: The foregoing amendments were adopted by the Board of Directors of the Corporation on August 13, 1999 and were duly approved by the shareholders of the Corporation on August ____, 1999 in accordance with RCW 23B.10.030 and RCW 23B.10.040, respectively.

      Dated:  August ____, 1999.

                                          BSQUARE Corporation


                                          By:
                                             -----------------------------------
                                             William T. Baxter, Chairman of the
                                             Board, President and Chief
                                             Executive Officer

                               STATE OF WASHINGTON

                               SECRETARY OF STATE

I, RALPH MUNRO, Secretary of State of the State of Washington and Custodian of its seal, hereby issue this

                            CERTIFICATE OF AMENDMENT
                                       to
                               BSQUARE CORPORATION

a Washington Profit corporation. Articles of Amendment were filed for record in this office on the date indicated below.

ARTICLES OF CORRECTION - Correcting Designation of Rights and Preferences filed
                                January 29, 1998

UBI Number: 601 559 419                              Date: February 10, 1998

                                   GIVEN UNDER MY HAND AND THE SEAL OF THE STATE
                                     OF WASHINGTON AT OLYMPIA, THE STATE CAPITAL

[SEAL]                                           /s/ RALPH MUNRO
                                                 -------------------------------
                                                 RALPH MUNRO, Secretary of State

                             ARTICLES OF CORRECTION
                                       OF
                               BSQUARE CORPORATION

        Pursuant to RCW 23B.01.240, BSQUARE CORPORATION (the "Company"), hereby makes the following corrections to its Certificate of Amendment to its Articles of Incorporation as filed with the Office of the Secretary of State of the State of Washington on January 29, 1998:

        FIRST: The Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of BSQUARE CORPORATION (the "Certificate of Designation"), as filed with the Office of the Secretary of the State of Washington on January 29, 1998, contained incorrect information and the Company is hereby submitting for correction the corrected section as set forth below.

        SECOND: The Certificate of Designation incorrectly referenced a Redemption Agreement, dated as of January 30, 1998:

        Section 6. Restrictions and Limitations.

               (iv) directly or indirectly redeem, purchase, or otherwise acquire for consideration any shares of its Common Stock or any other class of its capital stock except (A) for the redemption of Convertible Preferred Shares pursuant to and as provided in Sections 2, 4 and 5 hereof, (B) as contemplated by Sections 1.2, 4.6, and 5.2 of that certain Stock Purchase and Shareholders Agreement, dated as of January 30, 1998 or (C) as contemplated by the Corporation's standard form of agreement, as approved by the Board of Directors, to be executed by employees, officers, and consultants of the Corporation upon the grant to such employees, officers, and consultants of options under the Plan,

        IN WITNESS WHEREOF, the Company has caused these Articles of Correction to be signed by Albert T. Dosser, its Senior Vice President, as of this 3RD day of February, 1998.

                                            BSQUARE CORPORATION,
                                            a Washington corporation


                                            /s/ ALBERT T. DOSSER
                                            ------------------------
                                            Albert T. Dosser
                                            Vice President

                               STATE of WASHINGTON

                               SECRETARY OF STATE

I RALPH MUNRO, SECRETARY OF STATE OF THE STATE OF WASHINGTON AND CUSTODIAN OF ITS SEAL, HEREBY ISSUE THIS

                            CERTIFICATE OF AMENDMENT
                                       to
                               BSQUARE CORPORATION

a Washington Profit corporation. Articles of Amendment were filed for record in this office on the date indicated below.

                         Amending and Restating Articles

UBI Number: 601 559 419                            Date: January 29, 1998



[SEAL]                             GIVEN UNDER MY HAND AND THE SEAL OF THE STATE
                                     OF WASHINGTON AT OLYMPIA, THE STATE CAPITAL

                                                                 /S/ RALPH MUNRO
                                                 -------------------------------
                                                 RALPH MUNRO, Secretary of State

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                               BSQUARE CORPORATION

                                    ARTICLE I

                                      NAME

     The name of the corporation (the "Corporation") is BSQUARE CORPORATION.

                                   ARTICLE II

                                AUTHORIZED SHARES

        2.1 AUTHORIZED CAPITAL. The total authorized number of shares of the Corporation is Sixty Million (60,000,000) shares; Fifty Million (50,000,000) shares of common stock without par or ascribed value; Ten Million (10,000,000) shares of preferred stock without par or ascribed value.

        2.2 ISSUANCE OF PREFERRED STOCK IN SERIES. The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designations, powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or other restrictions of the shares of any series that is wholly unissued or to be established and the number of shares constituting any such series. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

               (a) Dividends. The holders of shares of the Preferred Stock shall be entitled to receive dividends, out of the funds of the corporation legally available therefor, at the rate and at the time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

               (b) Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock, plus dividends accrued thereon to the date of such payment. In designating a particular series of Preferred Stock, the Board of Directors may also provide that such series is senior, on a par with or subordinate in order of priority to any other existing or later issued series of Preferred Stock in respect of distribution of amounts upon the liquidation, dissolution or winding up of the affairs of the corporation. 'The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution or winding up of the affairs of the corporation, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

               (c) Conversion. Shares of Preferred Stock may be convertible to shares of Common Stock at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

               (d) Redemption. The Preferred Stock may be redeemable in such amounts, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by the corporation only to the extent legally permissible.

               (e) Voting Rights. Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

                                   ARTICLE III

                                    DIRECTORS

               The number of directors of the Corporation and the manner in which such directors are to be elected shall be as set forth in the bylaws.

                                   ARTICLE IV

                                PREEMPTIVE RIGHTS

               Shareholders of the Corporation shall have no preemptive rights to acquire additional shares of the Corporation.

                                    ARTICLE V

                                CUMULATIVE VOTING

               The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this Corporation.

                                   ARTICLE VI

          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

               (a) The capitalized terms in this Article 6 shall have the meanings set forth in RCW 23B.08.500.

               (b) The corporation shall indemnify and hold harmless each individual who is or was serving as a Director or officer of the corporation or who, while serving as a Director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any and all Liability incurred with respect to any Proceeding to which the individual is or is threatened to be made a Party because of such service, and shall make advances of reasonable Expenses with respect to such Proceeding, to the fullest extent permitted by law, without regard to the limitations in RCW 23B.08.510 through 23B.08.550; provided, however, that the payment of Expenses in advance of the final disposition of a Proceeding shall be made upon delivery to the corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article or otherwise; provided further, that no such indemnity shall indemnify any Director or officer from or on account of (1) acts or omissions of the Director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (2) conduct of the Director or officer finally adjudged to be in violation of RCW 23B.08.310; or (3) any transaction with respect to which it was finally adjudged that such Director or officer personally received a benefit in money, property, or services to which the Director or officer was not legally entitled. Except as provided in Subsection
(f) of this Article, the corporation shall not indemnify a Director or officer in connection with a Proceeding (or part thereof) initiated by the Director or officer unless such Proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

               (c) The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation or, who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against Liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify the individual against such Liability under RCW 23B.08.510 or 23B.08.520.

               (d) If, after the effective date of this Article 6, the Act is amended to authorize further indemnification of Directors or officers, then Directors and officers of the corporation shall be indemnified to the fullest extent permitted by the Act as so amended.

               (e) To the extent permitted by law, the rights to indemnification and advance of reasonable Expenses conferred in this Article 6 shall not be exclusive of any other right which any individual may have or hereafter acquire under any statute, provision of the Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The right to indemnification conferred in this Article 6 shall be a contract right upon which each Director or officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this Article 6 shall not adversely affect any right or protection of a Director or officer of the corporation for or with respect to any acts or omissions of such Director or officer occurring prior to such amendment or repeal.

               (f) If a claim under this Article is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the Director or officer shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the corporation (including its Board of Directors, its shareholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, its shareholders or independent legal counsel) that the Director or officer is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the Director or officer is not so entitled.

               (g) If the corporation indemnifies or advances expenses to a Director or officer pursuant to this Article 6 in connection with a Proceeding by or in the right of the corporation, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

               (h) If any provision of this Article 6 or any application thereof shall be invalid, unenforceable, or contrary to applicable law, the remainder of this Article 6, and the application of such provisions to individuals or circumstances other than those as to which it is held invalid, unenforceable, or contrary to applicable law, shall not be affected thereby.

                                   ARTICLE VII

                             INTERESTED TRANSACTIONS

               (1) No contracts or other transactions between the corporation and any other corporation, and no act of the corporation shall in any way be affected or invalidated by the fact that any of the directors or shareholders of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and

               (2) Any director or shareholder individually, or any firm of which any director or shareholder may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contracts or transactions of the corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof.

                                  ARTICLE VIII

                         SHAREHOLDER ACTIONS BY CONSENT

      In accordance with RCW 23B.07.040, any action that may be taken at a meeting of this corporation's shareholders may be taken by written consent by the shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. If action is taken by less than unanimous consent, the corporation shall give nonconsenting shareholders prior notice of such action; provided that if the action is of a type that would constitute a significant business transaction under RCW 23B.19.020(15), notice must be given no fewer than 20 days prior to the effective date of the action (such prior or 20 day period, a "Notice Period"). Such notice shall include the resolution approved by the shareholders by written consent and shall be hand delivered or sent first-class mail to each nonconsenting shareholder at the address on the books and records of the corporation. Unless the written consent specifies a different effective date, the action is effective when consents sufficient to authorize the action have been delivered to the corporation and the Notice Period has been satisfied. If the action is of a type that would entitle shareholders to exercise dissenters' rights under RCW 23B.13.020(l), then (i) the notice must comply with RCW 23B.13.220(2), (ii) RCW 23B.13.210 shall not apply, and (iii) all nonconsenting shareholders are entitled to receive the notice, demand payment under RCW 23B.13.230 and assert other dissenters' rights to which they are by law entitled.

                                   ARTICLE IX

                                REGISTERED OFFICE

               The address of the registered office of the Corporation is 1505 Westlake Avenue N., Suite 300, Seattle, Washington, and the name of the registered agent at such address is Michael J. Erickson.

                                   ARTICLE X

                             AMENDMENT OF ARTICLES

               The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power.

                                   ARTICLE XI

                        LIMITATION OF DIRECTOR LIABILITY

      No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for his or her conduct as a director on or after the date this Article becomes effective, except for: (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) approval of certain distributions or loans in violation of RCW 23B.08.310, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If, after approval by shareholders of this Article, the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                              DATED: JAN 29TH, 1998

                                         /S/ ALBERT T. DOSSER
                                         ---------------------------------------
                                         Albert T. Dosser, Senior Vice President

                             CERTIFICATE OF OFFICER

                                       OF

                               BSQUARE CORPORATION

        I, Albert T. Dosser hereby certify:

        1. That I am the duly elected Senior Vice President of BSQUARE CORPORATION (the "Corporation").

        2. That the Amended and Restated Articles of Incorporation (the "Amendment") attached hereto as EXHIBIT A supersede the Articles of Incorporation of the Corporation filed with the Office of the Secretary of State of Washington on July 15, 1994 (the "Articles").

        3. That Articles I through IX to the Articles are hereby deleted in their entirety and replaced with new Articles I through XI as set forth below:

                                    ARTICLE I

                                      NAME

     The name of the corporation (the "Corporation") is BSQUARE CORPORATION.

                                   ARTICLE II

                                AUTHORIZED SHARES

        2.1 AUTHORIZED CAPITAL. The total authorized number of shares of the Corporation is Sixty Million (60,000,000) shares; Fifty Million (50,000,000) shares of common stock without par or ascribed value; Ten Million (10,000,000) shares of preferred stock without par or ascribed value.

        2.2 ISSUANCE OF PREFERRED STOCK IN SERIES. The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designations, powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or other restrictions of the shares of any series that is wholly unissued or to be established and the number of shares constituting any such series. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

               (a) Dividends. The holders of shares of the Preferred Stock shall be entitled to receive dividends, out of the funds of the corporation legally available therefor, at the rate and at the time or times as may be provided by the Board of Directors in designating a particular series of Preferred

Stock. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

               (b) Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock, plus dividends accrued thereon to the date of such payment. In designating a particular series of Preferred Stock, the Board of Directors may also provide that such series is senior, on a par with or subordinate in order of priority to any other existing or later issued series of Preferred Stock in respect of distribution of amounts upon the liquidation, dissolution or winding up of the affairs of the corporation. The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution or winding up of the affairs of the corporation, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

               (c) Conversion. Shares of Preferred Stock may be convertible to shares of Common Stock at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

               (d) Redemption. The Preferred Stock may be redeemable in such amounts, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by the corporation only to the extent legally permissible.

               (e) Voting Rights. Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

                                   ARTICLE III

                                    DIRECTORS

               The number of directors of the Corporation and the manner in which such directors are to be elected shall be as set forth in the bylaws.

                                   ARTICLE IV

                                PREEMPTIVE RIGHTS

               Shareholders of the Corporation shall have no preemptive rights to acquire additional shares of the Corporation.

                                    ARTICLE V

                                CUMULATIVE VOTING

               The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this Corporation.

                                   ARTICLE VI

          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

               (a) The capitalized terms in this Article 6 shall have the meanings set forth in RCW 23B.08.500.

               (b) The corporation shall indemnify and hold harmless each individual who is or was serving as a Director or officer of the corporation or who, while serving as a Director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any and all Liability incurred with respect to any Proceeding to which the individual is or is threatened to be made a Party because of such service, and shall make advances of reasonable Expenses with respect to such Proceeding, to the fullest extent permitted by law, without regard to the limitations in RCW 23B.08.510 through 23B.08.550; provided, however, that the payment of Expenses in advance of the final disposition of a Proceeding shall be made upon delivery to the corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article or otherwise; provided further, that no such indemnity shall indemnify any Director or officer from or on account of (1) acts or omissions of the Director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (2) conduct of the Director or officer finally adjudged to be in violation of RCW 23B.08.310; or (3) any transaction with respect to which it was finally adjudged that such Director or officer personally received a benefit in money, property, or services to which the Director or officer was not legally entitled. Except as provided in Subsection (f) of this Article, the corporation shall not indemnify a Director or officer in connection with a Proceeding (or part thereof) initiated by the Director or officer unless such Proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

               (c) The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation or, who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against Liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify the individual against such Liability under RCW 23B.08.510 or 23B.08.520.

               (d) If, after the effective date of this Article 6, the Act is amended to authorize further indemnification of Directors or officers, then Directors and officers of the corporation shall be indemnified to the fullest extent permitted by the Act as so amended.

               (e) To the extent permitted by law, the rights to indemnification and advance of reasonable Expenses conferred in this Article 6 shall not be exclusive of any other right which any individual may have or hereafter acquire under any statute, provision of the Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The right to indemnification conferred in this Article 6 shall be a contract right upon which each Director or officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this Article 6 shall not adversely affect any right or protection of a Director or officer of the corporation for or with respect to any acts or omissions of such Director or officer occurring prior to such amendment or repeal.

               (f) If a claim under this Article is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the Director or officer shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the corporation (including its Board of Directors, its shareholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, its shareholders or independent legal counsel) that the Director or officer is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the Director or officer is not so entitled.

               (g) If the corporation indemnifies or advances expenses to a Director or officer pursuant to this Article 6 in connection with a Proceeding by or in the right of the corporation, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

               (h) If any provision of this Article 6 or any application thereof shall be invalid, unenforceable, or contrary to applicable law, the remainder of this Article 6, and the application of such provisions to individuals or circumstances other than those as to which it is held invalid, unenforceable, or contrary to applicable law, shall not be affected thereby.

                                   ARTICLE VII

                             INTERESTED TRANSACTIONS

               (1) No contracts or other transactions between the corporation and any other corporation, and no act of the corporation shall in any way be affected or invalidated by the fact that any of the directors or shareholders of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and

               (2) Any director or shareholder individually, or any firm of which any director or shareholder may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contracts or transactions of the corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof.

                                  ARTICLE VIII

                         SHAREHOLDER ACTIONS BY CONSENT

        In accordance with RCW 23B.07.040, any action that may be taken at a meeting of this corporation's shareholders may be taken by written consent by the shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. If action is taken by less than unanimous consent, the corporation shall give nonconsenting shareholders prior notice of such action; provided that if the action is of a type that would constitute a significant business transaction under RCW 23B.19.020(15), notice must be given no fewer than 20 days prior to the effective date of the action (such prior or 20 day period, a "Notice Period"). Such notice shall include the resolution approved by the shareholders by written consent and shall be hand delivered or sent first-class mail to each nonconsenting shareholder at the address on the books and records of the corporation. Unless the written consent specifies a different effective date, the action is effective when consents sufficient to authorize the action have been delivered to the corporation and the Notice Period has been satisfied. If the action is of a type that would entitle shareholders to exercise dissenters' rights under RCW 23B.13.020(l), then (i) the notice must comply with RCW 23B.13.220(2), (ii) RCW 23B.13.210 shall not apply, and (iii) all nonconsenting shareholders are entitled to receive the notice, demand payment under RCW 23B.13.230 and assert other dissenters' rights to which they are by law entitled.

                                   ARTICLE IX

                                REGISTERED OFFICE

               The address of the registered office of the Corporation is 1505 Westlake Avenue N., Suite 300, Seattle, Washington, and the name of the registered agent at such address is Michael J. Erickson.

                                    ARTICLE X

                              AMENDMENT OF ARTICLES

               The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power.

                                   ARTICLE XI

                        LIMITATION OF DIRECTOR LIABILITY

        No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for his or her conduct as a director on or after the date this Article becomes effective, except for: (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) approval of certain distributions or loans in violation of RCW 23B.08.310, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If, after approval by shareholders of this Article, the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                               * * * * * * * * *

        4. The Amendment does not provide for an exchange, reclassification or cancellation of issued shares.

        The foregoing Amendments were adopted by the Board of Directors of the Corporation on January 29th 1998 and by the Shareholders of the Corporation on January 29th, 1998 in accordance with the provisions of RCW 23B.10.030 and RCW 23B.10.040.

               Dated: January 29th, 1998

                                        BSQUARE CORPORATION,
                                        a Washington corporation

                                        By: /s/ ALBERT T. DOSSER
                                        ---------------------------------------
                                        Albert T. Dosser, Senior Vice President

                                                                       EXHIBIT A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                               BSQUARE CORPORATION

                                    ARTICLE I

                                      NAME


     The name of the corporation (the "Corporation") is BSQUARE CORPORATION.

                                  ARTICLE II

                                AUTHORIZED SHARES

        2.1 AUTHORIZED CAPITAL. The total authorized number of shares of the Corporation is Sixty Million (60,000,000) shares; Fifty Million (50,000,000) shares of common stock without par or ascribed value; Ten Million (10,000,000) shares of preferred stock without par or ascribed value.

        2.2 ISSUANCE OF PREFERRED STOCK IN SERIES. The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designations, powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or other restrictions of the shares of any series that is wholly unissued or to be established and the number of shares constituting any such series. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

               (a) Dividends. The holders of shares of the Preferred Stock shall be entitled to receive dividends, out of the funds of the corporation legally available therefor, at the rate and at the time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

               (b) Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock, plus dividends accrued thereon to the date of such payment. In designating a particular series of Preferred Stock, the Board of Directors may also provide that such series is senior, on a par with or subordinate in order of priority to any other existing or later issued series of Preferred Stock in respect of distribution of amounts upon the liquidation, dissolution or winding up of the affairs of the corporation. The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution or winding up of the affairs of the corporation, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

               (c) Conversion. Shares of Preferred Stock may be convertible to shares of Common Stock at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

               (d) Redemption. The Preferred Stock may be redeemable in such amounts, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by the corporation only to the extent legally permissible.

               (e) Voting Rights. Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

                                  ARTICLE III

                                    DIRECTORS

               The number of directors of the Corporation and the manner in which such directors are to be elected shall be as set forth in the bylaws.

                                   ARTICLE IV

                                PREEMPTIVE RIGHTS

               Shareholders of the Corporation shall have no preemptive rights to acquire additional shares of the Corporation.

                                    ARTICLE V

                                CUMULATIVE VOTING

               The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this Corporation.

                                   ARTICLE VI

          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

               (a) The capitalized terms in this Article 6 shall have the meanings set forth in RCW 23B.08.500.

               (b) The corporation shall indemnify and hold harmless each individual who is or was serving as a Director or officer of the corporation or who, while serving as a Director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any and all Liability incurred with respect to any Proceeding to which the individual is or is threatened to be made a Party because of such service, and shall make advances of reasonable Expenses with respect to such Proceeding, to the fullest extent permitted by law, without regard to the limitations in RCW 23B.08.510 through 23B.08.550; provided, however, that the payment of Expenses in advance of the final disposition of a Proceeding shall be made upon delivery to the corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined that such Director or officer is not entitled to be indemnified under this Article or otherwise; provided further, that no such indemnity shall indemnify any Director or officer from or on account of (1) acts or omissions of the Director or officer finally adjudged to be intentional misconduct or a knowing violation of law; (2) conduct of the Director or officer finally adjudged to be in violation of RCW 23B.08.310; or (3) any transaction with respect to which it was finally adjudged that such Director or officer personally received a benefit in money, property, or services to which the Director or officer was not legally entitled. Except as provided in Subsection
(f) of this Article, the corporation shall not indemnify a Director or officer in connection with a Proceeding (or part thereof) initiated by the Director or officer unless such Proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

               (c) The corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee, or agent of the corporation or, who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against Liability asserted against or incurred by the individual in that capacity or arising from the individual's status as a director, officer, employee, or agent, whether or not the corporation would have power to indemnify the individual against such Liability under RCW 23B.08.510 or 23B.08.520.

               (d) If, after the effective date of this Article 6, the Act is amended to authorize further indemnification of Directors or officers, then Directors and officers of the corporation shall be indemnified to the fullest extent permitted by the Act as so amended.

               (e) To the extent permitted by law, the rights to indemnification and advance of reasonable Expenses conferred in this Article 6 shall not be exclusive of any other right which any individual may have or hereafter acquire under any statute, provision of the Bylaws, agreement, vote of shareholders or disinterested directors, or otherwise. The right to indemnification conferred in this Article 6 shall be a contract right upon which each Director or officer shall be presumed to have relied in determining to serve or to continue to serve as such. Any amendment to or repeal of this Article 6 shall not adversely affect any right or protection of a Director or officer of the corporation for or with respect to any acts or omissions of such Director or officer occurring prior to such amendment or repeal.

               (f) If a claim under this Article is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the Director or officer shall be entitled to be paid also the expense of prosecuting such claim. Neither the failure of the corporation (including its Board of Directors, its shareholders or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances, nor an actual determination by the corporation (including its Board of Directors, its shareholders or independent legal counsel) that the Director or officer is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the Director or officer is not so entitled.

               (g) If the corporation indemnifies or advances expenses to a Director or officer pursuant to this Article 6 in connection with a Proceeding by or in the right of the corporation, the corporation shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

               (h) If any provision of this Article 6 or any application thereof shall be invalid, unenforceable, or contrary to applicable law, the remainder of this Article 6, and the application of such provisions to individuals or circumstances other than those as to which it is held invalid, unenforceable, or contrary to applicable law, shall not be affected thereby.

                                   ARTICLE VII

                             INTERESTED TRANSACTIONS

               (1) No contracts or other transactions between the corporation and any other corporation, and no act of the corporation shall in any way be affected or invalidated by the fact that any of the directors or shareholders of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and

               (2) Any director or shareholder individually, or any firm of which any director or shareholder may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contracts or transactions of the corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a majority thereof.

                                  ARTICLE VIII

                         SHAREHOLDER ACTIONS BY CONSENT

        In accordance with RCW 23B.07.040, any action that may be taken at a meeting of this corporation's shareholders may be taken by written consent by the shareholders holding of record or otherwise entitled to vote in the aggregate not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on the action were present and voted. If action is taken by less than unanimous consent, the corporation shall give nonconsenting shareholders prior notice of such action; provided that if the action is of a type that would constitute a significant business transaction under RCW 23B.19.020(15), notice must be given no fewer than 20 days prior to the effective date of the action (such prior or 20 day period, a "Notice Period"). Such notice shall include the resolution approved by the shareholders by written consent and shall be hand delivered or sent first-class mail to each nonconsenting shareholder at the address on the books and records of the corporation. Unless the written consent specifies a different effective date, the action is effective when consents sufficient to authorize the action have been delivered to the corporation and the Notice Period has been satisfied. If the action is of a type that would entitle shareholders to exercise dissenters' rights under RCW 23B.13.020(l), then (i) the notice must comply with RCW 23B.13.220(2), (ii) RCW 23B.13.210 shall not apply, and (iii) all nonconsenting shareholders are entitled to receive the notice, demand payment under RCW 23B.13.230 and assert other dissenters' rights to which they are by law entitled.

                                   ARTICLE IX

                                REGISTERED OFFICE

               The address of the registered office of the Corporation is 1505 Westlake Avenue N., Suite 300, Seattle, Washington, and the name of the registered agent at such address is Michael J. Erickson.

                                    ARTICLE X

                              AMENDMENT OF ARTICLES

               The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power.

                                   ARTICLE XI

                        LIMITATION OF DIRECTOR LIABILITY

        No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for his or her conduct as a director on or after the date this Article becomes effective, except for: (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) approval of certain distributions or loans in violation of RCW 23B.08.310, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If, after approval by shareholders of this Article, the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                DATED:_____________________, 1998


                                                     EXHIBIT ONLY
                                                      DO NOT SIGN
                                         ---------------------------------------
                                         Albert T. Dosser, Senior Vice President

                              STATE OF WASHINGTON

                                     [SEAL]

                               SECRETARY of STATE

I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

                    DESIGNATION OF RIGHT & PREFERENCES OF THE
                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       to

                               BSQUARE CORPORATION

a Washington Profit Corporation. Articles of Amendment were filed for record in this office on the date indicated below.

UBI Number: 601 559 419                             Date: January 29, 1998

                                   Given under my hand and the Seal of the State
[SEAL]                               of Washington at Olympia, the State Capital


                                                 /s/ RALPH MUNRO
                                                 -------------------------------
                                                 RALPH MUNRO, SECRETARY OF STATE

                           CERTIFICATE OF DESIGNATION

                                     of the
                         RELATIVE RIGHTS AND PREFERENCES

                                     of the
                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       of
                               BSQUARE CORPORATION

        The undersigned Senior Vice President of BSQUARE CORPORATION, a Washington corporation (the "Corporation"), in accordance with the provisions of RCW 23B.06.020, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, the following resolution creating a series of Series A Convertible Preferred Stock was duly adopted by the Board of Directors of the Corporation as of January 29, 1998:

        RESOLVED, that, pursuant to the authority conferred on the Board of Directors of the Corporation by the Articles of Incorporation of the Corporation, the Board of Directors does hereby provide for the designation of a series of preferred stock to be named "Series A Convertible Preferred Stock," initially consisting of 8,333,333 shares, and that to the extent that the designation, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series A Convertible Preferred Stock are not stated and expressed in the Articles of Incorporation, the Board of Directors does hereby fix and herein state and express such designation, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series A Convertible Preferred Stock as follows:

                      SERIES A CONVERTIBLE PREFERRED STOCK

        The designations and the powers, preferences and rights of the Series A Convertible Preferred Stock are as follows:

        Section 1. Designation and Dividends. The Corporation hereby designates 8,333,333 shares of the Preferred Stock as Series A Convertible Preferred Stock (the "Series A Preferred Stock"), which shall have the rights, preferences and terms set forth herein. The holders of the Series A Preferred Stock shall be entitled to receive dividends at the same rate as dividends (other than dividends paid in additional shares of Common Stock) are paid with respect to the Common Stock (treating each share of Series A Preferred Stock as being equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock could be converted pursuant to the provisions of Section 4 hereof with such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend) (the "Participating Dividends").

        Section 2. Liquidation, Dissolution or Winding Up.

               (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each holder of outstanding shares of Series A Preferred Stock shall be entitled to be paid, out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus, or earnings and before any amount shall be paid or distributed to the holders of any class of Common Stock or of any other stock ranking on liquidation junior to the Series A Preferred Stock, the greater of: (i) an amount in cash equal to $1.80 per share (adjusted appropriately for stock splits, stock dividends and the like) together with declared but unpaid dividends to which the holders of outstanding shares of Series A Preferred Stock are entitled pursuant to Section 1 hereof (the "Minimum Liquidation Amount"); provided, however, that if, upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series A Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled; or (ii) cash in an amount equal to the portion of the assets of the Corporation remaining for distribution to shareholders which such holder would have received if each share of Series A Preferred Stock held by such holder had been converted into the number of shares of Common Stock issuable upon the conversion of a share of Series A Preferred Stock immediately prior to any such liquidation, dissolution or winding up of the Corporation after taking into account the rights of holders of any other class or series of capital stock of the Corporation (including the Common Stock) entitled to share in such distribution in either case, plus any declared but unpaid dividends to which the holders of outstanding shares of Series A Preferred Stock are entitled pursuant to Section 1 hereof (the "Aggregate Liquidation Amount").

               (b) A consolidation, merger or capital reorganization of the Corporation (except (i) into or with a wholly-owned subsidiary of the Corporation with requisite shareholder approval or (ii) a merger in which the beneficial owners of the Corporation's outstanding capital stock immediately prior to such transaction hold no less than fifty-one percent (51%) of the voting power in the resulting entity) or a sale of all or substantially all of the assets of the Corporation shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 2; provided, however, that each holder of the Series A Preferred Stock shall have the right to elect the benefits of the provisions of Section 4(i) hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 2.

executive office of the Corporation or the offices of the transfer agent for the Series A Preferred Stock or such office of offices in the continental United States of an agent for conversion as may

        Section 3. Voting Power.

        Except as otherwise expressly provided herein or as required by law, the holder of each share of Series A Preferred Stock shall be entitled to vote on all matters. Each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Common Stock into which each share of Series A Preferred Stock is then convertible. Except as otherwise expressly provided herein (including without limitation the provisions of Section 6 hereof) or as required by law, the holders of shares of the Series A Preferred Stock and the Common Stock shall vote together as a single class on all matters.

        Section 4. Conversion. The holders of the Series A Preferred Stock shall have the following conversion rights:

               (a) Voluntary Conversion. Holders of a majority of the outstanding shares of Series A Preferred Stock shall be entitled, at any time and from time to time after the date hereof, to cause any or all of such shares to be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.80 by the conversion price applicable to such shares, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. Initially the conversion price shall be $1.80 per share of Common Stock, which price shall be adjusted as hereinafter provided (and, as so adjusted, is hereinafter sometimes referred to as the "Conversion Price"). If a holder of Series A Preferred Stock elects to convert his or her Series A Preferred Stock at a time when there are any accrued and unpaid dividends or other amounts due on such shares (including any Participating Dividends), such dividends and other amounts shall, to the extent permitted by applicable law, be paid in full by the Corporation in connection with such conversion.

               (b) Automatic Conversion. Each share of Series A Preferred Stock outstanding shall automatically, and without the requirement of any consent of any holder, be converted into the number of shares of Common Stock into which such shares are convertible at the then effective Conversion Price upon the closing of a Qualified Public Offering. For purposes hereof, the term "Qualified Public Offering" shall mean an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), covering the offer and sale of Common Stock of the Corporation to the public at a minimum price of $4.50 per share and pursuant to which (i) the gross proceeds received by the Corporation equal or exceed $30,000,000 and (ii) the shares of Common Stock sold under such registration statement are approved for listing on the New York Stock Exchange or approved for quotation on The Nasdaq Stock Market, Inc.'s National Market.

               (c) Conversion Procedures. Any holder of Series A Preferred Stock converting such shares into shares of Common Stock pursuant to Section 4(a), or whose shares are automatically converted pursuant to Section 4(b), shall surrender the certificate or certificates representing the Series A Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series A Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series A Preferred Stock by the Corporation, accompanied by written notice of conversion. Such notice of conversion shall (i) specify the number of shares of Series A Preferred Stock to be converted, (ii) specify the name or names in which such holder wishes the certificate or certificates for Common Stock and for any Series A Preferred Stock not to be so converted to be issued, (iii) include payment of any applicable transfer tax and
(iv) specify the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion. Upon surrender of a certificate representing Series A Preferred Stock for conversion, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing Series A Preferred Stock, only part of which are to be converted, the Corporation shall issue and send to such holder or such holder's designee, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of shares of Series A Preferred Stock which shall not have been converted.

               (d) Effective Date of Conversion. The issuance by the Corporation of shares of Common Stock upon a conversion of Series A Preferred Stock into shares of Common Stock made at the option of the holder thereof pursuant to
Section 4(a) hereof shall be effective as of the surrender of the certificate or certificates for the Series A Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto). The issuance by the Corporation of shares of Common Stock upon a conversion of Series A Preferred Stock into Common Stock pursuant to Section 4(b) hereof shall be deemed to be effective immediately prior to the closing of the Qualified Public Offering. On and after the effective date of conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock.

               (e) Fractional Shares. The Corporation shall not be obligated to deliver to holders of Series A Preferred Stock any fractional share of Common Stock issuable upon any conversion of such Series A Preferred Stock, but in lieu thereof may make a cash payment in respect thereof in any manner permitted by law.

               (f) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of Series A Preferred Stock as herein provided, free from any preemptive rights or other obligations, such number of shares of the Common Stock as shall from time to time be issuable upon the conversion of all the Series A Preferred Stock then outstanding provided that the shares of Common Stock so reserved shall not be reduced or affected in any manner whatsoever so long as any Series A Preferred Stock is outstanding, except in the case of a reverse stock split or stock combination. The Corporation shall prepare and shall use its reasonable business efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration, qualification or listing of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series A Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all shares of Series A Preferred Stock then outstanding and convertible into shares of Common Stock.

               (g) Adjustments to Conversion Price. The Conversion Price in effect from time to time shall be subject to adjustment as follows:

                (i) Stock Dividends, Subdivisions and Combinations. Upon the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or the combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Price shall, simultaneously with the happening of such dividend, subdivision or combination be adjusted by multiplying the then effective Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section 4(g)(i) shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of shareholders entitled to receive such dividend or distribution (on a retroactive basis) and, in the case of a subdivision or combination, immediately as of the effective date thereof.

                (ii)Sale of Common Stock. In the event the Corporation shall at any time or from time to time while the Series A Preferred Stock is outstanding, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation's treasury, but excluding: (i) any Common Stock which may be issued upon conversion of the Series A Preferred Stock; and (ii) up to 3,625,000 shares of Common Stock issued to officers, directors, employees, consultants or agents of the Corporation pursuant to the Corporation's Stock Option Plan (the "Plan") or upon the exercise of options issued pursuant to such Plan, or such greater number of shares as may be issuable pursuant to the adjustment provisions of such Plan as in effect on the date hereof (collectively, the "Excluded Shares")), for a consideration per share less than the Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares (any such issuance, sale or exchange hereinafter referred to as a "Dilutive Transaction"), then, and thereafter successively upon the consummation of any Dilutive Transaction, the Conversion Price in effect immediately prior to the Dilutive Transaction shall forthwith be reduced to an amount (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction:

                        (A) the numerator of which shall be (1) the number of
                shares of Common Stock of all classes outstanding immediately prior to the Dilutive Transaction

                (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock, options, warrants, rights or convertible securities), plus (2) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued in the Dilutive Transaction would purchase at the Conversion Price (prior to adjustment), and

                        (B) the denominator of which shall be (1) the number of
                shares of Common Stock of all classes outstanding immediately prior to the Dilutive Transaction (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock, options, warrants, rights or convertible securities), plus (2) the number of such additional shares of Common Stock so issued in the Dilutive Transaction.

           (iii) Sale of Options, Rights or Convertible Securities. In the event the Corporation shall at any time or from time to time while the Series A Preferred Stock is outstanding, issue options, warrants or rights to subscribe for shares of Common Stock (other than any options for Excluded Shares), or issue any securities convertible into or exercisable or exchangeable for shares of Common Stock, for a consideration per share (determined by dividing the Net Aggregate Consideration (as determined below) by the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted to the fullest extent permitted by their terms) less than the Conversion Price in effect immediately prior to the issuance of such options or rights or convertible or exchangeable securities, the Conversion Price in effect immediately prior to the issuance of such options, warrants or rights or securities shall be reduced to an amount determined by multiplying such Conversion Price by a fraction:

                        (A) the numerator of which shall be (1) the number of
                shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, rights or convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock, options, warrants, rights or convertible securities), plus (2) the number of shares of Common Stock which the total amount of consideration received by the Corporation for the issuance of such options, warrants, rights or convertible securities plus the minimum amount set forth in the terms of such security as payable to the Corporation upon the exercise or conversion thereof (the "Net Aggregate Consideration") would purchase at the Conversion Price prior to adjustment, and

                        (B) the denominator of which shall be (1) the number of
                shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Series A Preferred Stock, options, warrants, rights or convertible securities), plus (2) the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or convertible securities were exercised or converted.

                  (iv) Expiration or Change in Price. If the consideration per share provided for in any options or rights to subscribe for shares of Common Stock or any securities exercisable or exchangeable for or convertible into shares of Common Stock, changes at any time, the Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such options or convertible securities provided for such changed consideration per share (determined as provided in Section 4(g)(iii) hereof) at the time initially granted, issued or sold; provided, that such adjustment of the Conversion Price will be made only as and to the extent that the Conversion Price effective upon such adjustment remains less than or equal to the Conversion Price that would be in effect if such options, rights or securities had not been issued. No adjustment of the Conversion Price shall be made under this Section 4 upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if an adjustment shall previously have been made upon the issuance of such warrants, options or other rights. Any adjustment of the Conversion Price shall be disregarded if, as, and when the rights to acquire shares of Common Stock upon exercise or conversion of the warrants, options, rights or convertible securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the Conversion Price effective immediately upon such cancellation or expiration shall be equal to the Conversion Price in effect at the time of the issuance of the expired or canceled warrants, options, rights or convertible securities, with such additional adjustments as would have been made to that Conversion Price had the expired or canceled warrants, options, rights or convertible securities not been issued.

               (h) Other Adjustments. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date (calculated in accordance with Section 4(d) hereof), retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section 4 as applied to such distributed securities.

        If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert each such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

               (i) Mergers and Other Reorganizations. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4) or a merger or consolidation of the Corporation with or into another Corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Series A Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 4 (including, without limitation, provisions for adjustment of the Conversion Price and the number of shares purchasable upon conversion of the Series A Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Series A Preferred Stock.

        Each holder of Series A Preferred Stock upon the occurrence of a capital reorganization, merger or consolidation of the Corporation or the sale of all or substantially all its assets and properties as such events are more fully set forth in the first paragraph of this Section 4(i), shall have the option of electing treatment of his or her shares of Series A Preferred Stock under either this Section 4(i) or Section 2(b) hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than ten (10) days before the effective date of such event, provided that any such notice shall be effective if given not later than fifteen (15) days after the date of the Corporation's notice, pursuant to Section 8, with respect to such event.

               (j) Notices. In each case of an adjustment or readjustment of the Conversion Price, the Corporation will furnish each holder of Series A Preferred Stock with a certificate, prepared by the chief financial officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

        Section 5. Redemption.

               (a) Any holder of shares of Series A Preferred Stock may request that up to 50% of the Series A Preferred Stock then held by such holder be redeemed by the Corporation at any time on or after January 30, 2003 (the "First Redemption Date"), or that up to 100% of the Series A Preferred Stock then held by such holder be redeemed by the Corporation at any time on or after January 30, 2004 (the "Second Redemption Date," and, collectively with the First Redemption Date, the "Redemption Date"), by giving 90 days written notice to the Corporation, stating in such notice the number of shares to be redeemed and delivering the certificates for the shares of Series A Preferred Stock to be so redeemed to the Corporation by the Redemption Date. The Corporation shall redeem all shares as to which it has received requests for redemption from the holders thereof in accordance with the foregoing. Any redemption hereunder shall be at a per share redemption price equal to $1.80 per share (adjusted appropriately for stock splits, stock dividends and the like), plus any accrued but unpaid dividends (including any Participating Dividends) to which the holders of outstanding shares of Series A Preferred Stock are entitled pursuant to Section 1 hereof (the "Redemption Price").

               (b) If the Corporation does not have sufficient funds legally available to redeem all shares for which redemption is requested hereunder, then it shall redeem such shares on a pro-rata basis among the holders of the Series A Preferred Stock in proportion to the shares of Series A Preferred Stock then held by them to the extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available. In the event that the Corporation fails to timely redeem shares for which redemption is requested pursuant to Section 5(a) for any reason whatsoever, then during the period from the Redemption Date through the date on which such shares are redeemed, the Redemption Price of such shares shall bear interest at a per annum rate equal to the Prime Rate (as reported in The Wall Street Journal from time to time) plus two percent, which interest rate shall increase by an additional 1% at the end of each three (3) month period thereafter until the Redemption Price (and any interest thereon) is paid in full, subject to a maximum interest rate of the greater of 15% or such Prime Rate plus ten percent, but in no event greater than 18%.

        Section 6. Restrictions and Limitations.

               (a) So long as any shares of the Series A Preferred Stock remain outstanding, the Corporation shall not without the affirmative vote or written consent of the holders of two-thirds in interest of the Series A Preferred
Stock:

                (i) sell, lease or otherwise dispose of (whether in one transaction or a series of related transactions) all or substantially all of its assets or business,

                (ii) merge with or into or consolidate with another entity or enter into or engage in any other transaction or series of related transactions, in any such case in connection with or as a result of which the Company is not the surviving entity or the owners of the Company's outstanding equity securities immediately prior to the transaction or series of related transactions do not own at least a majority of the outstanding equity securities of the surviving, resulting or consolidated entity,

               (iii) dissolve, liquidate or wind up its operations,

               (iv) directly or indirectly redeem, purchase, or otherwise acquire for consideration any shares of its Common Stock or any other class of its capital stock except (A) for the redemption of Convertible Preferred Shares pursuant to and as provided in Sections 2, 4 and 5 hereof, (B) as contemplated by Sections 1.2, 4.6, and 5.2 of that certain Stock Purchase and Shareholders Agreement, dated as of January 30, 1998, (C) as contemplated by that certain Redemption Agreement, dated as of January 30, 1998, or (D) as contemplated by the Corporation's standard form of agreement, as approved by the Board of Directors, to be executed by employees, officers, and consultants of the Corporation upon the grant to such employees, officers, and consultants of options under the Plan, or upon exercise of such options,

               (v) adopt any amendment to this Certificate of Designation, or any amendment to its Articles of Incorporation or By-Laws, that eliminates, amends, restricts or otherwise adversely affects the rights and preferences of the Convertible Preferred Stock, or that increases the authorized shares of Convertible Preferred Stock,

               (vi) declare or make dividend payments on any shares of its Common Stock or any other class of its capital stock,

               (vii) create, or obligate itself to create, any class or series of shares that has a preference over, or is on a parity with, the Convertible Preferred Stock,

               (viii) increase the size of the Board of Directors to more than seven (7) members,

               (ix) enter into any agreement or arrangement or take any other action that eliminates, amends, restricts or otherwise adversely affects the rights of the holders of Convertible Preferred Stock or its ability to perform its obligations hereunder; or

               (x) enter into or be a party to any transaction or agreement, including, without limitation, any lease or other rental or purchase agreement providing for loans or extensions of credit by or to the Company, with or for the benefit of any person or entity which is a shareholder, officer or director of the Company, or which is a relative by blood or marriage of, a trust or estate for the benefit of, or a person or entity which directly or indirectly controls, is controlled by, or is under common control with, any such person or entity, except for normal compensation paid to employees of the Company in the ordinary course of business.

        Section 7. No Reissuance of Series A Preferred Stock. No share or shares of the Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired, and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred Stock accordingly.

        Section 8. Other Rights. Except as otherwise provided in this Certificate of Designation, each share of Series A Preferred Stock and each share of Common Stock shall be identical in all respects, shall have the same powers, preferences and rights, without preference of any such class or share over any other such class or share.

        IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true as of the 29th day of January, 1998.

                                    BSQUARE CORPORATION

                                    /s/ ALBERT T. DOSSER
                                    ---------------------------------------
                                    Albert T. Dosser, Senior Vice President

                               STATE OF WASHINGTON
                                  [STATE SEAL]
                               SECRETARY OF STATE

I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

                            CERTIFICATE OF AMENDMENT

                                       to

                            BSQUARE CONSULTING, INC.

a Washington Profit corporation. Articles of Amendment were filed for record in this office on the date indicated below.

                      Changing name to BSQUARE CORPORATION

UBI Number: 601 559 419                              Date: June 30, 1997

                                   Given under my hand and the Seal of the State
                                     of Washington at Olympia, the State Capital

                                                 /s/ RALPH MUNRO
                                                 -------------------------------
                                                 Ralph Munro, Secretary of State
 [STATE SEAL]                                              2-494682-4

                               STATE OF WASHINGTON                  FILED
                                                             STATE OF WASHINGTON
                             ARTICLES OF AMENDMENT               JUN 30 1997
                                       OF                        RALPH MUNRO
                            bsquare consulting, inc.          SECRETARY OF STATE

        Pursuant to RCW 23B.10.060, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

        FIRST: The name of the corporation is bsquare consulting, inc. (the "Corporation").

        SECOND: The Articles of Incorporation are hereby amended as follows:

                                    ARTICLE I
                                      NAME

        The name of the corporation is bsquare corporation.

        THIRD: The amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

        FOURTH:The foregoing amendment was adopted by the Board of Directors of the Corporation on June 25, 1997 without shareholder action. Pursuant to RCW 23B.10.020, shareholder action with regard to the amendment of the Articles of Incorporation of the Corporation is not required.

        Dated:  June 27, 1997.

                                            bsquare consulting, inc.


                                                    /s/ WILLIAM T. BAXTER
                                                    ----------------------------
                                                    William T. Baxter, President

                               STATE of WASHINGTON
                                  [STATE SEAL]
                               SECRETARY of STATE

I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

                            CERTIFICATE OF AMENDMENT
                                       to
                            BSQUARE CONSULTING, INC.

a Washington Profit corporation. Articles of Amendment were filed for record in this office on the date indicated below.

UBI Number: 601 559 419                         Date: April 30, 1997

                                   Given under my hand and the Seal of the State
                                     of Washington at Olympia, the State Capital

                                                 /s/ RALPH MUNRO
                                                 -------------------------------
                                                 Ralph Munro, Secretary of State

[STATE SEAL]                                               2-494682-4

                              ARTICLES OF AMENDMENT
                                       OF
                            BSQUARE CONSULTING, INC.

        Pursuant to RCW 23B.10.060, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

        FIRST: The name of the corporation is bsquare consulting, inc. (the "Corporation").

        SECOND: The Articles of Incorporation are hereby amended by deleting
Article II in its entirety and replacing it with a new Article II to read as follows:

                              II. Authorized Shares

        2.1 Authorized Capital. The aggregate number of shares which the Corporation shall have the authority to issue is 60,000,000 shares of stock, consisting of up to fifty million (50,000,000) shares of Common Stock and up to ten million (10,000,000) shares of Preferred Stock.

        2.2 Issuance of Preferred Stock in Series. The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Restated Articles of Incorporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof. The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designations, powers, preferences and relative, participating, optional or other rights, if any, and qualifications, limitations or other restrictions of the shares of any series that is wholly unissued or to be established and the number of shares constituting any such series. Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

               (a) Dividends. The holders of shares of the Preferred Stock shall be entitled to receive dividends, out of the funds of the corporation legally available therefor, at the rate and at the time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. The holders of the Preferred Stock shall not be entitled to receive any dividends thereon, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

               (b) Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock, plus dividends accrued thereon to the date of such payment. In designating a particular series of Preferred Stock, the Board of Directors may also provide that such series is senior, on a par with or subordinate in order of priority to any other existing or later issued series of Preferred Stock in respect of distribution of amounts upon the liquidation, dissolution or winding up of the affairs of the corporation. The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution or winding up of the affairs of the corporation, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

               (c) Conversion. Shares of Preferred Stock may be convertible to shares of Common Stock at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

               (d) Redemption. The Preferred Stock may be redeemable in such amounts, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by the corporation only to the extent legally permissible.

               (e) Voting Rights. Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

        THIRD: The amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

        FOURTH: The foregoing amendment was adopted by the Board of Directors of the Corporation on April 17, 1997, and was duly approved by the shareholders of the Corporation on April 17, 1997 in accordance with RCW 23B.10.030 and RCW 23B.10.040, respectively.

        Dated: April 17, 1997.


                                      bsquare consulting, inc.


                                      By: /s/ WILLIAM T. BAXTER
                                         -------------------------
                                         Its: President & CEO
                                             ----------------------

                                     [SEAL]

                     STATE of WASHINGTON  SECRETARY of STATE

I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

                          CERTIFICATE OF INCORPORATION
                                       to
                            BSQUARE CONSULTING, INC.

a Washington Profit corporation. Articles of Incorporation were filed for record in this office on the date indicated below:

U.B.I. Number:    601 559 419                              Date:   July 15, 1994

                                   Given under my hand and the seal of the State of Washington at Olympia, the State Capital

                                                 /s/ Ralph Munro
                                                 -------------------------------
                                                 Ralph Munro, Secretary of State


[SEAL]

                            ARTICLES OF INCORPORATION
                                       OF
                            BSQUARE CONSULTING, INC.

      The undersigned individuals, Albert T. Dosser, Peter R. Gregory and William T. Baxter, for the purpose of forming a corporation under the laws of the State of Washington, and in pursuance thereof, hereby execute the following Articles of Incorporation in duplicate form and state as follows:

                                     I. NAME

        The name of this corporation shall be:

                            BSQUARE CONSULTING, INC.

                              II. AUTHORIZED SHARES

        The number of shares this corporation shall be authorized to issue will be 100,000 shares of a single class.

                               III. REGISTERED AGENT

        The street address of this corporation's initial registered office is 777 108th Avenue N.E., Suite 1900, Bellevue, Washington 98004, and the name of its initial registered agent located at the above address is Patricia A. Murray, Esq.

                                IV. INCORPORATORS

        The names and addresses of the incorporators are set forth below:

                                Albert T. Dosser
                       16340 N.E. 83rd Street, Apt. E-125
                            Redmond, Washington 98052

                                Peter R. Gregory
                             13423 N.E. 115th Court
                            Redmond, Washington 98052




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                                William T. Baxter
                              3233 168th Place S.E.
                           Bellevue, Washington 98008

                                   V. PURPOSE

        This corporation has the purpose of engaging in any lawful business activity under the Washington Business Corporation Act but is being formed more specifically for the purpose of providing computer software consulting services.

                                   VI. POWERS

        This corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, including, without limitation power:

               (1) to sue and be sued, complain and defend in its corporate name;

               (2) to have a corporate seal, which may be altered at will, and to use it, or a facsimile of it, by impressing or affixing it or in any other manner reproducing it;

               (3) to make and amend bylaws, not inconsistent with these Articles of Incorporation or with the laws of this state, for managing the business and regulating the affairs of the corporation;

               (4) to purchase, receive, lease, or otherwise acquire, and own, hold, improve, use, and otherwise deal with, real or personal property, or any legal or equitable interest in property, wherever located;

               (5) to sell, convey, mortgage, pledge, lease, exchange, and otherwise dispose of all or any part of its property;

               (6) to purchase, receive, subscribe for, or otherwise acquire, own, hold, vote, use, sell, mortgage, lend, pledge, or otherwise dispose of, and deal in and with shares or other interests in, or obligations of, any person;



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               (7) to make contracts, incur liabilities, borrow money, issue notes, bonds, and other obligations (which may be convertible into or include the option to purchase other securities of the corporation), and secure any of its obligations by mortgage or pledge of any of its property, franchises, or income;

               (8) to make guarantees respecting the contracts, securities, or obligations of any person (including, but not limited to, any shareholder, affiliated or unaffiliated individual, domestic or foreign corporation, partnership, association, joint venture or trust) to the extent permitted by the Washington Business Corporation Act as amended from time to time;

               (9) to lend money, invest and reinvest its funds, and receive and hold real and personal property as security for repayment;

               (10) to be a promoter, partner, member, associate, or manager of any partnership, joint venture, trust, or other entity;

               (11) to conduct its business, locate offices, and exercise the powers granted by this title within or without this state;

               (12) to elect, appoint, or hire officers, employees, and other agents of the corporation, define their duties, fix their compensation, and lend them money and credit;

               (13) to fix the compensation of directors, and lend them money and credit;

               (14) to pay pensions and establish pension plans, pension trusts, profit sharing plans, share bonus plans, share option plans, and benefit or incentive plans for any or all of its current or former directors, officers, employees, and agents;

               (15) to make donations for the public welfare or for charitable, scientific, or educational purposes;

               (16) to transact any lawful business that will aid governmental policy; and



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               (17) to make payments or donations, or do any other act, not inconsistent with law, that furthers the business and affairs of the corporation.

                                  VII. DURATION

        This corporation shall have perpetual existence.

                                 VIII. DIRECTORS

        The number of directors of this corporation shall be determined in the manner provided in the Bylaws of the corporation, and may be increased or decreased from time to time as specified in the Bylaws. There shall always be at least one (1) director. The initial Board of Directors shall consist of three
(3) directors and the names and addresses of the persons who shall serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified, unless they sooner resign or are removed, are:

                                Albert T. Dosser
                       16340 N.E. 83rd Street, Apt. E-125
                            Redmond, Washington 98052

                                Peter R. Gregory
                             13423 N.E. 115th Court
                            Redmond, Washington 98052

                                William T. Baxter
                              3233 168th Place S.E.
                           Bellevue, Washington 98008

                                   IX. BYLAWS

        The Board of Directors shall adopt initial Bylaws of this corporation that are not inconsistent with the Washington Business Corporation Act or these Articles of Incorporation. The Board of Directors shall also have the power to alter, amend or repeal the Bylaws or to adopt new Bylaws subject to repeal or change by action of the shareholders.



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



        IN WITNESS WHEREOF, the incorporator hereunto executed this document as of this 13th day of July, 1994.


                                            /s/ Albert T. Dosser
                                            -------------------------------
                                            Albert T. Dosser, Incorporator


                                            /s/ Peter R. Gregory
                                            -------------------------------
                                            Peter R. Gregory, Incorporator


                                            /s/ William T. Baxter
                                            -------------------------------
                                            William T. Baxter, Incorporator


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